As filed with the Securities and Exchange Commission on August 5, 2005.
                                                       Registration No. ________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NEPHROS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     13-3971809
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                  3960 Broadway
                            New York, New York 10032
                    (Address of Principal Executive Offices)

             AMENDED AND RESTATED NEPHROS 2000 EQUITY INCENTIVE PLAN

                     NEPHROS, INC. 2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                 Norman J. Barta
                      President and Chief Executive Officer
                                  Nephros, Inc.
                                  3960 Broadway
                            New York, New York 10032
                     (Name and Address of Agent for Service)

                                 (212) 781-5113
                     (Telephone Number, Including Area Code,
                              of Agent for Service)
                                    Copy to:
                            Thomas D. Balliett, Esq.
                           J. Michael Mayerfeld, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                           1177 Avenue of the Americas
                            New York, New York 10036
                                 (212) 715-9100
                              (212) 715-8000 (Fax)


                                                 CALCULATION OF REGISTRATION FEE
-------------------------------------------- --------------------- -------------------- -------------------- --------------
                                                                    Proposed Maximum    Proposed Maximum        Amount of
                                                  Amount to be          Offering            Aggregate         Registration
   Title of Securities to be Registered         Registered (1)(2)   Price Per Share (3)  Offering Price (3)        Fee
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share         506,234 (4)          $2.99 (5)        $1,513,639.66 (5)       $178.16
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share          30,000 (6)          $5.45 (7)          $163,500.00 (7)        $19.24
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share          79,000 (6)          $4.80 (7)          $379,200.00 (7)        $44.63
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share          20,000 (6)          $3.70 (7)           $74,000.00 (7)         $8.71
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share          45,000 (6)          $3.40 (7)          $153,000.00 (7)        $18.01
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share         364,500 (8)          $2.78 (7)        $1,013,310.00 (7)       $119.27
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share          22,728 (8)          $2.64 (7)           $60,001.92 (7)         $7.06
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share         119,766 (6)          $2.39 (7)          $286,240.74 (7)        $33.69
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share         197,165 (8)          $2.39 (7)          $471,224.35 (7)        $55.46
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share           5,682 (8)          $2.32 (7)           $13,182.24 (7)         $1.55
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share         499,732 (8)          $1.76 (7)          $879,528.32 (7)       $103.52
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   common stock, par value $.001 per share         533,966 (8)          $0.32 (7)          $170,869.12 (7)        $20.11
-------------------------------------------- --------------------- -------------------- -------------------- --------------
   TOTAL                                         2,423,773 (1)                           $5,177,696.35           $609.41
-------------------------------------------- --------------------- -------------------- -------------------- --------------

(1) This Registration Statement is being filed with the Securities and Exchange Commission to register 2,423,773 shares of common stock which may be issued upon the exercise of stock options under (i) the Amended and Restated Nephros 2000 Equity Incentive Plan (the "2000 Plan") of which 1,623,773 shares may be issued upon the exercise of stock options that have been issued under the 2000 Plan and (ii) the Nephros, Inc. 2004 Stock Incentive Plan (the "2004 Plan"), of which 293,766 shares may be issued upon the exercise of stock options that have been issued under the 2004 Plan and 506,234 shares may be issued upon the exercise of stock options that may be issued under the 2004 Plan.

(2)  Share amounts have been rounded to the nearest whole share.

(3)  Prices have been rounded to the nearest penny.

(4) Represents the aggregate of 506,234 shares that may be issued pursuant to awards that may be granted under the 2004 Plan.

(5) Estimated, in accordance with Rule 457(c) and Rule 457(h)(1), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices reported by the American Stock Exchange on August 1, 2005, which is within five (5) business days prior to the date of this Registration Statement.

(6) Represents shares that may be issued upon the exercise of stock options that have been issued under the 2004 Plan.

(7) Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been calculated based on the exercise prices of options previously granted.

(8) Represents shares that may be issued upon the exercise of stock options that have been issued under the 2000 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the following documents:

     (1) the Registrant's Current Report on Form 8-K, filed with the SEC on March 3, 2005;

     (2) the Registrant's Current Report on Form 8-K, filed with the SEC on March 15, 2005;

     (3) the Registrant's Current Report on Form 8-K, filed with the SEC on March 31, 2005;

     (4) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the SEC on March 31, 2005;

     (5) the Registrant's Current Report on Form 8-K, filed with the SEC on April 25, 2005;

     (6) the Registrant's Current Report on Form 8-K, filed with the SEC on April 26, 2005;

     (7) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed with the SEC on May 16, 2005;

     (8) the Registrant's Current Report on Form 8-K, filed with the SEC on May 17, 2005;

     (9) the Registrant's Current Report on Form 8-K, filed with the SEC on May 17, 2005;

     (10) the Registrant's Current Report on Form 8-K, filed with the SEC on May 26, 2005;

     (11) the Registrant's Current Report on Form 8-K, filed with the SEC on June 17, 2005;

     (12) the Registrant's Current Report on Form 8-K, filed with the SEC on June 23, 2005;

     (13) the Registrant's Current Report on Form 8-K, filed with the SEC on June 29, 2005;

     (14) the Registrant's Current Report on Form 8-K, filed with the SEC on July 8, 2005; and

     (15) the description of the Registrant's common stock contained in its Registration Statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934, as amended, dated August 27, 2004, including any amendment or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.

      Not applicable.

Item 6.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article XIII of the Registrant's Third Amended and Restated Certificate of Incorporation and Article VI of the Registrant's Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article XII of the Registrant's Third Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (or any successor section).

Item 7.   Exemption from Registration Claimed.

      Not applicable.

Item 8.   Exhibits.

      (a)   Exhibits.

            Exhibit Number                 Description
            --------------                 -----------

                  4.1 Amended and Restated Nephros 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Company's Registration Statement on Form S-1 (No. 333-116162) as filed with the SEC on July 20, 2004).

                  4.2 Nephros, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 filed with the Company's Registration Statement on Form S-1 (No. 333-116162) as filed with the SEC on July 20, 2004).

                  4.3 Amendment No. 1 to Nephros, Inc. 2004 Stock Incentive Plan (filed herewith).

                  4.4 Fourth Amended and Restated Certificate of Incorporation of the Registrant (filed herewith).

                  4.5 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Company's Registration Statement on Form S-1 (No. 333-116162) as filed with the SEC on August 26, 2004).

                  5.1 Opinion of Kramer Levin Naftalis & Frankel LLP (filed herewith).

                  23.1 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 to this Registration Statement).

                  23.2       Consent of Grant Thornton LLP (filed herewith).

                  23.3       Consent of Deloitte & Touche LLP (filed herewith).

                  24.1 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.    Undertakings.

         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution.

            (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

            (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, Nephros, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of August, 2005.

                                     NEPHROS, INC.

                                     By: /s/ Norman J. Barta
                                        ------------------------------------
                                        Norman J. Barta
                                        President and Chief Executive Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints Norman J. Barta his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                            Date
---------                       -----                            ----

/s/ Norman J. Barta             President, Chief                 August 5, 2005
-------------------------       Executive Officer and
Norman J. Barta                 Director

/s/ Marc L. Panoff              Chief Financial Officer          August 5, 2005
-------------------------       and Principal Accounting
                                Officer

/s/ Eric A. Rose, M.D.          Director                         August 5, 2005
-------------------------
Eric A. Rose, M.D.

/s/ Lawrence J. Centella        Director                         August 5, 2005
-------------------------
Lawrence J. Centella

/s/ Donald G. Drapkin           Director                         August 5, 2005
-------------------------
Donald G. Drapkin

/s/ Howard Davis                Director                         August 5, 2005
--------------------------
Howard Davis

/s/ William J. Fox              Director                         August 5, 2005
--------------------------
William J. Fox

/s/ W. Townsend Ziebold, Jr.    Director                         August 5, 2005
----------------------------
W. Townsend Ziebold, Jr.

/s/ Bernard Salick, M.D.        Director                         August 5, 2005
---------------------------
Bernard Salick, M.D.

                                  EXHIBIT INDEX

            Exhibit Number                  Description
            --------------                  -----------

                  4.1 Amended and Restated Nephros 2000 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Company's Registration Statement on Form S-1 (No. 333-116162) as filed with the SEC on July 20, 2004).

                  4.2 Nephros, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 filed with the Company's Registration Statement on Form S-1 (No. 333-116162) as filed with the SEC on July 20, 2004).

                  4.3 Amendment No. 1 to Nephros, Inc. 2004 Stock Incentive Plan (filed herewith).

                  4.4 Fourth Amended and Restated Certificate of Incorporation of the Registrant (filed herewith).

                  4.5 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed with the Company's Registration Statement on Form S-1 (No. 333-116162) as filed with the SEC on August 26, 2004).

                  5.1 Opinion of Kramer Levin Naftalis & Frankel LLP (filed herewith).

                  23.1 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 to this Registration Statement).

                  23.2        Consent of Grant Thornton LLP (filed herewith).

                  23.3        Consent of Deloitte & Touche LLP (filed herewith).

                  24.1 Power of Attorney (included on the signature page of this Registration Statement).